Exhibit 10.64

STATE OF LOUISIANA	:	EXERCISING OF OPTION TO LEASE IMMOVABLE PROPERTY SITUATED IN CALCASIEU PARISH, LOUISIANA

PARISH OF CALCASIEU	:

BE IT KNOWN, that on the date hereinafter set forth, before the undersigned Notaries Public, duly commissioned and qualified in and for the State of Louisiana and State of Texas Parish/County, and in the presence of the undersigned competent witnesses, personally came and appeared:

PINNACLE ENTERTAINMENT, INC., a Delaware corporation ("PINNACLE"), herein represented by Cliff Kortman, its duly authorized Vice President;

The LAKE CHARLES HARBOR & TERMINAL DISTRICT, a political subdivision of the State of Louisiana (the "DISTRICT"), herein represented by Hillery J. Langley, Jr., President of the Board of Commissioners, and Terry T. Jordan, its duly authorized Executive Director;

who hereinafter collectively declare that:

W I T N E S S E T H:

PREAMBLE

A.	The parties hereto have previously entered into a written agreement titled "OPTION TO LEASE IMMOVABLE PROPERTY SITUATED IN CALCASIEU PARISH, LOUISIANA" hereinafter referred to as "OPTION TO LEASE" passed before Winfield Earl Little, Jr., Notary Public on July 15, 1999, which has been amended by various amendments and addendums.

B.	In accordance with the aforementioned OPTION TO LEASE and amendments and addendums thereto, PINNACLE has paid to the DISTRICT the initial payment of SIXTY-TWO THOUSAND FIVE HUNDRED AND NO/100 ($62,500.00) DOLLARS together with four (4) like installments for a total of THREE HUNDRED TWELVE THOUSAND FIVE HUNDRED AND NO/100 ($312,500.00) DOLLARS and DISTRICT acknowledges receipt of said sum.

C.	On October 16, 2001, the Louisiana Gaming Control Board granted the 15th Riverboat License to PINNACLE and PNK (LAKE CHARLES), L.L.C. subject to certain terms and conditions contained in Statement of Conditions to Riverboat Gaming License of PNK (LAKE CHARLES), L.L.C. dated November 20, 2001, which is incorporated herein in its entirety.

D.	PINNACLE AND PNK (LAKE CHARLES), L.L.C. requested of the Calcasieu Parish Police Jury that a local referendum election be called as required by Article XII, Section 6(C) (2) of the Louisiana Constitution, the election was held on April 6, 2002, and the favorable results were promulgated by the Calcasieu Parish Police Jury on April 18, 2002. No suit or contest has been filed and the election results are now final.

E.	DISTRICT, PINNACLE (Hollywood Park, Inc.), CITY of LAKE CHARLES and the CALCASIEU PARISH POLICE JURY have entered into a COOPERATIVE ENDEAVOR DEVELOPMENT AGREEMENT dated November 9, 1999.

NOW THEREFORE IN CONSIDERATION OF THE FOREGOING AND SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS

PINNACLE AND PNK (LAKE CHARLES), L.L.C. have and by these presents exercise the following OPTION TO LEASE, as amended and modified as set forth above, and DISTRICT agree to the following terms and conditions, to-wit:

I.	PINNACLE and PNK (LAKE CHARLES), L.L.C. shall continue to provide the Louisiana Gaming Control Board with the requisite information and plans as required by the Louisiana Gaming Control Board and shall use their best efforts to win approval from the Louisiana Gaming Control Board for permission to proceed with the construction of the project, per the Statement of Conditions to Riverboat Gaming License of PNK (LAKE CHARLES), L.L.C. dated November 20, 2001. In the event that such approval is not granted PINNACLE AND PNK (LAKE CHARLES), L.L.C. shall be excused from further efforts and obligations under the OPTION TO LEASE, as amended and modified, shall withdraw completely from the project and forfeit the THREE HUNDRED TWELVE THOUSAND FIVE HUNDRED AND NO/100 ($312,500.00) DOLLARS previously paid to the DISTRICT.

II.	PINNACLE AND PNK (LAKE CHARLES), L.L.C. and DISTRICT have tentatively agreed on a 225 acre site comprised of parcels 1 and 2 more particularly described on the attached and annexed Boundary Survey by Morrison Surveying, Inc. dated August 9, 2002 a copy of which is attached and annexed hereto as Exhibit "A", however the actual acreage shall only be modified to the extent that the Louisiana Gaming Control Board requires or that wetland or other environmental permits can not be reasonably obtained and thus requiring reconfiguration of the 225 acres. The access to the project from the Port Access Road as shown on the aforementioned Exhibit "A" shall not be modified without the prior consent of PINNACLE.

III.

DISTRICT has agreed to grant unto PINNACLE and PNK (LAKE CHARLES), L.L.C. an option to lease up to an additional seventy-five (75) acres of property to be selected by PINNACLE and PNK (LAKE CHARLES), L.L.C. from the ninety-eight (98) acre tract designated as "option selection tract" on Exhibit "A" subject to the same terms and conditions as set forth in the aforementioned OPTION TO LEASE, as amended and modified, except:

1.	the consideration for the said option shall be the payment of $37,500.00 per one year period not to exceed 4 years from the date of this agreement; and

2.	the selected amount of acreage shall be in one single tract which shall be contiguous to parcel 1; and

3.	the selected amount of acreage shall be designated by Pinnacle and PNK (LAKE CHARLES), L.L.C. within sixty (60) days after notice from the District that the District has a prospective tenant for its property adjacent to the option selected area or upon exercising of the option, whichever occurs first; and

4.	the option payment provided for herein shall not be credited for any rentals in the event the option is exercised.

IV.	Rentals for the 225 acre and the additional option selection tract acreage, if timely exercised by PINNACLE and PNK (LAKE CHARLES), L.L.C., shall commence and become due and payable in accordance with the definition of "Ground Lease Commencement Date" and "Due Date" as set forth in Exhibit "A" to the OPTION TO LEASE, i.e. GROUND LEASE AGREEMENT.

V.	DISTRICT has agreed to lease to PINNACLE and PNK (LAKE CHARLES), L.L.C. subject to receiving permission to proceed to construction from the Louisiana Gaming Control Board, as set forth in paragraph 1, above, a 2.11 acre tract designed as parcel 3 on Exhibit "A" subject to the same conditions and terms set forth in the aforementioned OPTION TO LEASE, as amended and modified, except that the initial annual rentals shall be TWENTY THOUSAND SIX HUNDRED AND NO/100 ($20,600.00) DOLLARS and that said tract shall not be subject to the remediation (mitigation) costs recoupement provisions of the OPTION TO LEASE.

VI.	PINNACLE shall enter into a servitude agreement containing usual and customary language as to environmental, landscaping and liability clauses with Entergy for the placement of a substation (construction and maintenance as the sole expense of Entergy) on the .92 acre tract shown on Exhibit "A", Entergy will not be charged any charge for this servitude.

VII.	DISTRICT has agreed to restrict the development of property owned or to be owned by DISTRICT immediately adjacent to the Eastern boundary of the 225 acre tract (parcel 1 and 2 as shown on Exhibit "A") prohibiting the placement of signs advertising any other gaming facility other than PINNACLE and PNK (LAKE CHARLES), L.L.C. and/or their assigns for so long as PINNACLE and PNK (LAKE CHARLES), L.L.C. and/or assigns are tenants of the 225 acre tract.

VIII.	Notwithstanding anything to the contrary PINNACLE and PNK (LAKE CHARLES), L.L.C. shall have the right at their sole discretion, to reconfigure access to the 225 acre tract including but not limited to multiple entrances. PINNACLE further reserves the right to provide access (limited or otherwise) to any adjacent properties, tenants, businesses or institutions that may develop near the aforementioned site.

IX.	DISTRICT and PINNACLE and PNK (LAKE CHARLES), L.L.C. will jointly recommend to the appropriate highway officials (who the parties recognize have the sole authority to make such determinations) that the only traffic signal device to be installed regulating the flow of traffic on the PORT ACCESS ROAD North of the present intersection of Prien Lake Road and Nelson Road shall be located at the intersection shown on Exhibit "A" at the entrance to the 225 acre tract. In the event that an additional traffic signal device is situated South of the said traffic signal device, DISTRICT shall grant to PINNACLE and PNK (LAKE CHARLES), L.L.C. a right of way sixty (60) feet wide as designated "60’ option road acre" along the Westside of parcel 4 on Exhibit "A". DISTRICT may request and PINNACLE and PNK (LAKE CHARLES), L.L.C. shall release of said option in the event that DISTRICT has a tenant for Parcel 4 whose use would preclude the construction of an intersection of PORT ACCESS ROAD that would necessitate the installation of said additional signal device.

THUS DONE, AND READ AND SIGNED, in triplicate, on the 19th day of August, 2002 in Lake Charles, Louisiana in the presence of Ena L. Franks and Sharon Edwards, lawful witnesses, who hereunto sign with me, Notary.

WITNESSES:	LAKE CHARLES HARBOR & TERMINAL DISTRICT

/s/ Ena L. Franks	By:	/s/ Terry T. Jordan
TERRY T. JORDAN Executive Director

/s/ Sharon Edwards	BY:	/s/ Hillery J. Langley
HILLERY J. LANGLEY, JR. President of the Board of Commissioner

Illegible
NOTARY PUBLIC

My commission expires on My commission expires at death

THUS DONE, READ AND SIGNED, in triplicate, on the 15th day of August, 2002 in Las Vegas, Nevada in the presence of Steve Curtis and Brett Ewing, lawful witnesses, who hereunto sign with me, Notary.

WITNESSES:	PINNACLE ENTERTAINMENT, INC.

/s/ Steve Curtis	By:	/s/ Cliff Kortman
CLIFF KORTMAN, Vice President

/s/ Brett Ewing

/s/ Joanne Cain
NOTARY PUBLIC
My commission expires on May 28, 2004

STATE OF NEVADA	EXERCISE OF OPTION TO LEASE ADDITIONAL PROPERTY

COUNTY OF CLARK

BE IT KNOWN, that on this 17th day of July, 2006, before me, the undersigned authority, notary public, duly commissioned and qualified in and for the state and county aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared:

PINNACLE ENTERTAINMENT, INC., a Delaware corporation ("Pinnacle"), herein represented by its duly authorized undersigned officer; and

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability Company, ("PNK") herein represented by its duly authorized undersigned manager,

Who declared that:

On July 15, 1999, Hollywood Park, Inc. entered into an agreement ("Option to Lease") titled "Option to Lease Immovable Property Situated in Calcasieu Parish, Louisiana," with The Lake Charles Harbor & Terminal District (the "Port").

On April 19, 2001 Pinnacle entered into an agreement titled "First Amendment To Option to Lease Immovable Property Situated in Calcasieu Parish, Louisiana," with the Lake Charles Harbor & Terminal District as successor to Hollywood Park, Inc.

On October 12, 2001, Pinnacle entered into an agreement titled "Addendum To Lease Immovable Property Situated in Calcasieu Parish, Louisiana with The Lake Charles Harbor & Terminal District.

On August 15th and 19th, 2002, Pinnacle entered into an agreement ("2002 Agreement") titled "Exercising of Option to Lease Immovable Property situated in Calcasieu Parish, Louisiana with The Lake Charles Harbor & Terminal District.

In the 2002 Agreement, the Port granted to Pinnacle and PNK the option to lease ("2nd Option") up to an additional seventy-five (75) acres of property to be selected by them from a ninety-eight (98) acre tract designated as "option selection tract" on Exhibit "A" to the 2002 Agreement.

Pinnacle and PNK desire to exercise and do by these presents exercise this 2nd Option and designate the immovable property described on Exhibit "A" and depicted on Exhibit "B" as the additional 75 acre tract which they agree to lease under the same terms as the Option to Lease as amended in the 2002 Agreement and as part of the Ground Lease Agreement which was entered into with the Port on August 2003, but effective August 19, 2002, a

Memorandum of which is recorded in Conveyance Book 3026, page 632 in the public records of Calcasieu Parish, Louisiana.

This Exercise of Option is given and addressed to the Port Director, Lake Charles Harbor & Terminal District, 150 Marine Street, Post Office Box 3753, Lake Charles, Louisiana, 70602, Facsimile No. (337) 493-3523.

THUS DONE READ AND SIGNED, in triplicate on the day month and year first written above, by Pinnacle and PNK in the presence of me, Notary Public, and the undersigned competent witnesses.

WITNESSES:	PINNACLE ENTERTAINMENT, INC.

/s/ Norine Hanson	BY:	/s/ Clifford D. Kortman

	ITS:	Senior VP, Construction & Development

PNK (LAKE CHARLES), L.L.C.

By:	Pinnacle Entertainment, Inc. (Sole Member)

BY:	/s/ Clifford D. Kortman

ITS:	Senior VP, Construction & Development

/s/ Elaine Pumphrey
Notary Public

Commission Expiration Date: December 3, 2009

Commission No./bar roll No. 01-72223-1